UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 6, 2015
Date of Report (Date of earliest event reported)

BOVIE MEDICAL CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	012183	11-2644611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Manhattanville Road, Suite 106 Purchase, New York 10577
(Address of principal executive offices) (Zip Code)

(914) 468-4009
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2015, Bovie Medical Corporation (the “Company”) and Jay Ewers, the Interim Chief Financial Officer, Treasurer and Secretary of the Company, entered into an amendment to Mr. Ewers’ existing employment agreement (the “Amendment”). Pursuant to the Amendment, the Company agreed to increase Mr. Ewer’s base salary from one hundred fifty thousand dollars ($150,000) per annum to one hundred ninety one thousand six hundred dollars ($191,600) per annum. The Amendment also deleted the payment of a weekly travel stipend of eight hundred dollars ($800). In addition, the Company agreed to pay Mr. Ewers a retention bonus of forty thousand dollars in the aggregate, which is payable as follows: (i) twenty thousand dollars shall be paid upon the Company appointing a permanent Chief Financial Officer; and (ii) twenty thousand dollars shall be paid on June 22, 2016, the last day of the initial term of Mr. Ewer’s employment agreement.

The Amendment amended Mr. Ewer’s prior employment agreement with the Company dated as of June 27, 2014 (the “Ewers Employment Agreement”) relating to Mr. Ewer’s employment as the Company’s controller. The Ewers Employment Agreement has an initial term which expires on June 22, 2016 with automatic renewals for additional period of one year each unless either party provides written notice of the other party of its intent to terminate. In addition, and as an inducement to enter into the Ewers Employment Agreement, on June 27, 2014 the Company awarded Mr. Ewers a non-qualified stock option to purchase up to 35,000 shares of the Company’s Common Stock at a price per share equal to $3.65 per share. The option becomes exercisable with respect to 8,750 shares on each of the first four anniversaries of the Effective Date of the Agreement. The Ewers Employment Agreement provides that Mr. Ewers is entitled to usual and customary benefits and also contains usual and customary restrictive covenants (including non-competition, non-solicitation and confidentiality). The Ewers Employment Agreement also provides for certain termination payments upon the termination of Mr. Ewer’s employment.

The description of the Amendment and the Ewers Employment Agreement described in this Item 5.02 is a summary of the material terms and do not purport to be complete and are qualified in their entirety by reference to the Ewers Employment Agreement and the Amendment filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits
(d)
Exhibit No.	Description
10.1	Employment Agreement dated June 27, 2014
10.2	Amendment to Employment Agreement dated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2015	BOVIE MEDICAL CORPORATION

By: /s/ Robert L. Gershon
Robert L. Gershon
Chief Executive Officer